INDEPENDENT AUDITORS' CONSENT

We consent to use in this Pre-effective Amendment No. 1 to Registration Statement No. 33-62261 of Oppenheimer Integrity Funds on Form N-14 of our report dated January 23, 1995, appearing in the December 31, 1994 Annual Report of Oppenheimer Bond Fund (formerly Oppenheimer Investment Grade Bond Fund, a series of Oppenheimer Integrity Funds), included as part of the Statement of Additional Information, which is a part of such Registration Statement.



DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche
Denver, Colorado
September 21, 1995



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